ST. MICHAELS BANK
         213 Talbot Street, P.O. Box 70, St. MICHAELS, MD 21663

                           Guaranty Agreement

     The undersigned hereby requests ST. MICHAELS BANK (herein called the "Bank") to give and continue to give DCA of Vineland, LLC (herein called the "Borrower") credit, as the Borrower may desire and the Bank may grant, from time to time, whether to the Borrower alone or to the Borrower and others, and in consideration of any such credit, the Undersigned hereby absolutely and unconditionally guarantees prompt payment (not merely collec-tion) when due and at all times thereafter of any and all existing and future indebtedness and liability of any kind, nature, and character (in-cluding but not limited to all renewals, extensions, modifications, and all reasonable attorneys' fees, legal or other expenses of collection) from the Borrower alone or from the Borrower and others to the Bank, howsoever and whensoever created, or arising, or evidenced, or acquired (collectively, the "Guaranteed Obligations"); and the Undersigned waives notice of the acceptance of this Individual Guaranty (this "Guaranty") and of any and all such Guaranteed Obligations. The Undersigned hereby waives presentment, protest, notice, demand or action on delinquency in respect to any such Guaranteed Obligations, including any right to require the Bank to sue or otherwise enforce payment thereof.

     This Guaranty is made and shall continue as to any and all such Guaranteed Obligations incurred or arising prior to acknowledgment by the Bank of receipt by the Bank of written notice of the termination hereof from the Undersigned, without regard to collateral, or security, or guaranties, or other obligors, if any, or to the validity or effectiveness of any and all thereof; and any and all such collateral and security and guarantees and other obligors, if any, may, from time to time, without notice to or consent of the Undersigned, be sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified with or without consideration, without in any manner affecting or impairing the liability of the Under-signed. It is agreed that the Undersigned's liability hereunder is several and joint and is independent of any collateral or other guaranties at any time in effect with respect to all or any part of the Guaranteed Obligations, and that the Undersigned's liability hereunder may be enforced without regard to the existence or enforcement or enforceability of claims against the Borrower, any collateral or guarantor. The Undersigned authorizes any attorney designated by the Bank to confess judgment in any Court of Record or in the alternative authorizes the Bank to instruct the clerk of any Court of Record to confess judgment against the Undersigned at any time after any Guarantied Obligation is due by its terms or upon default, for the unpaid amount thereof, together with court costs, reasonable attorneys' fees for enforcement of the Guaranty, and all other amounts payable to the Bank pursuant hereto, provided, however, that any lien arising from such confes-sion of judgment shall not, without further proceedings, apply or attach to any real property of any natural guarantor which (a) is used or is expected to be used as his or her principal residence if this is a guaranty by a natural person primarily for personal, family, household or agricultural purposes or which (b) is described in section 12-401 (i) of the Maryland Secondary Mortgage Loan Law as the same may be amended from time to time, unless this is a guaranty by a corporation or business or commercial organization or a guaranty in excess of $75,000.00 solely to acquire or carry on a business or commercial enterprise or to any business or commercial organization.

     The Undersigned represents and warrants to the Bank that (a) this Guaranty is a legal, valid and binding obligation of the Undersigned, enforceable in accordance with its terms; (b) there are no actions, suits or proceedings pending or, to the knowledge of the Undersigned , threatened against or affecting the Undersigned which would prevent the Undersigned from executing this Guaranty and performing his or her obligations hereunder;
(c) except for Permitted Encumbrances as defined in the Deed of Trust, the undersigned's performance under this Guaranty shall not violate any material contract or material instrument to which the Undersigned is a party or by which the Undersigned is bound; (d) since the date of any financial statements of the Undersigned provided to the Bank, except as specifically disclosed to the Bank in writing, there have been no material adverse changes in the condition, financial or otherwise, of the Undersigned; and (e) the Undersigned has a financial interest in the Borrower and the assumption of the Under-signed's obligations and liabilities hereunder will result in direct financial benefits to the Undersigned.

     Upon the occurrence of any default under any document evidencing any of the Guaranteed Obligations, the Bank, in its sole discretion, may proceed first and directly against the Undersigned under the Guaranty without pro-ceeding against or exhausting any collateral or any other security held by any other person in connection with the Guaranteed Obligations, and without first filing suit or proceeding to obtain or assert a claim for personal judgment against the Borrower or any other guarantor of the Guaranteed Obli-gations, foreclosing on or disposing of any security therefor, or making any effort at collection of the Guaranteed Obligations from the Borrower, any other guarantor thereof or any other person.

     Subject to the Permitted Encumbrances as defined in the Deed of trust, as security for the payment of the Guaranteed Obligations, the Bank is hereby granted a lien and security interest in all property of the Under-signed held now or hereafter by the Bank in any capacity and upon the occurrence of a default hereunder the Bank shall have the right, immediately and without further action by it, to set-off against any of the Guaranteed Obligations, all such property, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against such property immediately upon the occurrence of such default even though such charge is made or entered subsequently on the books of the Bank.

     Any debt of Borrower to the Undersigned, now or hereafter existing, except for Prior Advanced Funds as defined in the Loan Agreement, is and shall be subordinated to the Guaranteed Obligations. The Undersigned agrees not to assert any right, directly or by subrogation, against the Borrower or any assets securing payment of the Guaranteed Obligations, so long as this Guaranty is outstanding.

     Notice hereunder must be sent by registered or certified mail to the Bank at the address above.

     This Guaranty shall also bind the heirs, personal representatives, successors and assigns of the Undersigned and shall inure to the Bank, its successors and assigns and shall be governed by the laws of the State of Maryland.

     The Undersigned and the Bank agree to submit any cause involving both of them arising from the Guaranty to the court for determination without the aid of a jury.

     IN WITNESS WHEREOF, the Undersigned has executed this Guaranty under seal this 3rd day of December, 1999, specifically intending it to be a sealed instrument.

WITNESS:                               Dialysis Corporation of America

/s/ John F. Hall                          /s/ Bart Pelstring

--------------------------------       By:-----------------------------(SEAL)
                                          Barton L.  Pelstring, President